EXHIBIT 10.03

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of March 6, 2018 is made by and between MJ Holdings, Inc., a Corporation (“Seller”), and Lannister Holdings, Inc.   (“Purchaser Representative”).

W I T N E S S E T H:

WHEREAS, the Seller owns 10,000,000 Series A Preferred Stock, convertible into Ten Billion (10,000,000,000) shares of Common Stock, $0.001 par value, of No Borders, Inc. (NBDR), a Nevada Corporation (“Company”), of which al 10,000,000 shares are to be transferred by the Transfer Agent into the name of the Purchaser Representative (the “Shares”);

WHEREAS, the Seller desires to sell, assign and transfer to the Purchaser Representative 10,000,000 shares of Series A Preferred Stock and the Seller's right, title and interest in and to all of the Shares to the Purchaser Representative, and the Purchaser Representative desires to purchase and accept such transfer, all on the terms set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.

Sale and Purchase of Shares; Closing.

1.1

Sale and Purchase.

(a)

Subject to the terms and conditions hereof and effective as of the Closing date (“Closing Date”), the Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to the Purchaser Representative, and the Purchaser Representative accepts, all of Seller's rights, title and interest in and to, and the benefits of, all the Shares, for an aggregate purchase price equal to a $25,000.00 (the “Purchase Price”).   The Purchase Price will be paid to the Seller upon the estimated closing day of March 5, 2018.

(b)

Promptly following execution hereof or as soon thereafter as is reasonably possible, the parties shall conduct a closing (the "Closing"), at which the following shall occur:

(i)

The Seller shall cause all the Shares to be issued in the name of the Purchaser Representative.

(ii)

Purchaser Representative shall pay the Purchase Price to the Seller by wire transfer to the account designated by the Seller.  The Seller shall promptly notify the Purchaser Representative and Purchaser Representative’s Counsel upon its receipt of the Purchase Price (which notice may be by email). Once the wire is received the Seller shall, transfer, assign, and/or deliver shares to the Purchaser Representative.

       (c)

         Effective as of the Closing Date, the Seller hereby assigns to the Purchaser Representative all of its rights under any documents executed by the Company in connection with the Shares.

1.2

Additional Covenant.  Each of the Purchaser Representative and the Seller agree to take promptly such steps, and execute and deliver such instruments, corporate resolutions and other documents as may be reasonably requested by the Company or the transfer agent of the Company to cause the Company or the Company transfer agent to deliver the Shares in the name of the Purchaser Representative.  Without limited the foregoing, the Seller shall furnish to the Company, at its own expense, any and all information and documentation reasonably requested by the Company or the transfer agent in order to effectuate the transfer contemplated hereby, including without limitation (i) stock powers duly executed by the Seller, with medallion guarantee (if required), and (ii) an opinion of legal counsel that the Shares may be transferred to the Purchaser Representative pursuant to a transaction not subject to the Securities Act of 1933, as amended (“Securities Act”).  The Purchaser Representative shall furnish to such counsel any certificates reasonably requested in connection with such opinion.

SECTION 2.  Representations and Warranties of Purchaser Representative.  The Purchaser Representative represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

2.1

Organization; Authority.  The Purchaser Representative is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Purchaser Representative of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of the Purchaser Representative.  This Agreement, when executed and delivered by the Purchaser Representative, will constitute a valid and legally binding obligation of the Purchaser Representative, enforceable against the Purchaser Representative in accordance with its terms.

2.2

Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Purchaser Representative of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 3.  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser Representative, as of the date hereof and as of the Closing, as follows:

3.1

Authorization of Agreement.  The Seller is an individual over 18 years of age with legal capacity to enter into this Agreement. The execution, delivery and performance by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Seller.  This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.2

Title to the Securities.  The Seller is the legal, record and beneficial owner of the Shares with good and marketable title thereto, and the Seller has the absolute right to sell, assign, convey, transfer and deliver the Shares and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the Seller to the Purchaser Representative pursuant to this Agreement, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.  The purchase and sale of the Shares as contemplated herein will (i) pass good and marketable title to the Shares to the Purchaser Representative, free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Shares.  There are no outstanding options, warrants, calls, commitments, restrictions or agreements (whether oral or written) to which the Seller is a party or may be bound, which relate to the Shares and which will, at or after the Closing, restrict the disposition thereof.

3.3

Acquisition.  The Shares were originally acquired from the Company, and fully paid for, by the Seller more than six months ago, for its own account and not with a view to, or for sale in connection with, any distribution, resale or public offering of such Shares or any part thereof in violation of the Securities Act.

3.4

No Conflicts; Advice.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Seller is a party.  The Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Shares.

3.5

No Litigation.  There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Seller, threatened against the Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

3.6

Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person (as defined in the Securities Act) is required for the valid authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.7

Bankruptcy.  The Seller is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

3.8

Employees and Affiliates.  The Seller is not, as of the date of this representation, and has not been for the last one hundred and twenty (120) days, an employee, officer, director or direct or indirect beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or of any entity, directly or indirectly, controlling, controlled by or under common control with the Company, or otherwise been an “affiliate” as that term is used in Rule 144.  For purposes of this paragraph, the “Seller” includes any Person that would be included with the Seller for purposes of Rule 144(a)(2).  For purposes of Rule 144, the Shares have been held by the Seller for more six months, and the Seller may sell, and is selling, the Shares to the Purchaser Representative without any requirement to have such sale registered under the Securities Act.

3.9

Sophisticated Seller.  Seller is a sophisticated seller with respect to the Shares, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, and has independently and without reliance upon Purchaser Representative made his own analysis and decision to enter into this Agreement and sell the Shares.  Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Shares and for him to evaluate the merits and risks of the sale of the Shares.  Seller is not relying on any representation, warranty, covenant or statement made by Purchaser Representative in connection with the sale of the Shares except as contained herein.  Seller is not in possession of any material non-public information concerning the Company.

3.10

Acts or Conduct.  Seller has not engaged in any act or conduct or omitted to take any action with respect to the Shares that could adversely affect the Shares.  Seller has not engaged in any act or conduct with respect to the offer and/or sale of the Shares which was or would be in violation of any federal or state securities laws.

3.11

Shares.  The Shares have been and are duly authorized, validly issued, fully paid, non-assessable and freely tradable.

3.12

Company.  The Company declares that it is not, and has not in prior 12 months been a Shell Company, as defined in Rule 144.

3.13

Unconditional and Absolute Transfer.  The assignment and transfer of the Shares shall be unconditional and absolute, and the Seller shall not have (and does not reserve) any right, title or interest of any kind whatsoever in or to any part of the Shares.  Seller hereby forever waives and releases any and all rights, if any, that it might have or had in connection to the Shares.

SECTION 4.  Survival of Representations and Warranties.  All representations and warranties of the Purchaser Representative and the Seller shall survive the Closing.  Each of the Purchaser Representative and the Seller may rely upon this Agreement for the purpose of assuring its compliance with applicable law.

SECTION 5.  Indemnification.  Each party hereto shall indemnify, defend and hold harmless, the other party (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of, any inaccuracy in, or any breach of, the representations or warranties of such party and the covenants or agreements made by such party in this Agreement.

SECTION 6.  Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or email (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth above.

SECTION 7.  Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

SECTION 8.  Expenses.  Each party hereto shall pay the fees and expenses of any broker engaged by such party and of such party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other party hereto harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses; provided, however, that the Seller shall pay any transfer, stamp or similar taxes, if any, that are payable in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  The parties hereto have not retained a finder or broker in connection with the transactions contemplated by this Agreement.

SECTION 9.  Counterparts.  This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10.  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 11.  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

SECTION 12.  Further Assurances.  Each of the Purchaser Representative and the Seller hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 13.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the conflicts of laws principles thereof.  The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City and County of Miami, Dade, State of Florida.  By its execution hereof, the parties hereby covenant and irrevocably submit to the in personal jurisdiction of the federal and state courts located in the City and County of Miami, Dade, State of Florida and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Fulton County.  The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personal jurisdiction with respect thereto. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents.  In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each of parties hereto shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

MJ Holdings Group, Inc.

/s/ Jessica Miller

Jessica Miller - President (Seller)

Lannister Holdings, Inc.

/s/ Cynthia Tanabe

(Purchaser Representative)

Cynthia Tanabe

Chief Operating Officer / Secretary